TRUST AGREEMENT


                  TRUST AGREEMENT, between MS Structured Asset Corp. (the "Depositor") and LaSalle Bank National Association (the "Trustee"), made as of the date set forth in Schedule I attached hereto, which Schedule together with Schedules II and III attached hereto, are made a part hereof and are hereinafter referred to collectively as the "Terms Schedule". The terms of the Standard Terms for Trust Agreements, dated July 7, 1999 (the "Standard Terms") are, except to the extent otherwise expressly stated, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used herein and not defined shall have the meanings defined in the Standard Terms. References to "herein", "hereunder", "this Trust Agreement" and the like shall include the Terms Schedule attached hereto and the Standard Terms so incorporated by reference.

                  WHEREAS, the Depositor and the Trustee desire to establish the Trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Securities, (ii) entering into any Swap Agreement with the Swap Counterparty and (iii) issuing the Units;

                  WHEREAS, the Depositor desires that the respective beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Units;

                  WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

                  WHEREAS, the Depositor shall transfer, convey and assign to the Trust without recourse, and the Trust shall acquire, all of the Depositor's right, title and interest in and under the Securities and other property identified in Schedule II to the Trust Agreement (the "Trust Property"); and

                  WHEREAS, the Trust agrees to acquire the Trust Property specified herein in consideration for Units having an initial Unit Principal Balance identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

                  NOW THEREFORE, the Depositor hereby appoints the Trustee as trustee hereunder and hereby requests the Trustee to receive the Securities from the Depositor and to issue in accordance with the instructions of the Depositor Units having the terms specified in Schedule I attached hereto, and the Trustee accepts such appointment and, for itself and its successors and assigns, hereby declares that it shall hold all the estate, right, title and interest in any property contributed to the trust account established hereunder (except property to be applied to the payment or reimbursement of or by the Trustee for any fees or expenses which under the terms hereof is to be so applied) in trust for the benefit of all present and future Holders of the fractional shares of beneficial interest issued hereunder, namely, the Unitholders, and subject to the terms and provisions hereof and of the Standard Terms.

                  IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth in the Terms Schedule attached hereto.

                            LASALLE BANK NATIONAL ASSOCIATION
                                as Trustee on behalf of the Trust identified in
                                Schedule I hereto, and not in its individual capacity



                            By: /s/ Ann M. Kelly
                                -----------------------------------
                                Name:  Ann M. Kelly
                                Title: Assistant Vice President


                            MS STRUCTURED ASSET CORP.



                            By: /s/ John Kehoe
                                -----------------------------------
                                Name:  John Kehoe
                                Title: Vice President



Attachments: Terms Schedule (consisting of Schedules I, II and III)

                                   Schedule I
                           (Terms of Trust and Units)

Trust:                               SATURNS Trust No. 2003-2

Date of Trust Agreement:             February 19, 2003

Depositor                            On November 8, 2002, the Depositor changed
                                     its name from MSDW Structured Asset Corp.
                                     to MS Structured Asset Corp.

Trustee:                             LaSalle Bank National Association.
                                     References to Chase Bank of Texas, National
                                     Association in the Standard Terms shall be inapplicable.

Units:                               The Trust will issue two classes of Units:
                                     the Class A Units and the Class B Units.
                                     Only the Class A Units will be publicly
                                     offered.

Initial Unit Principal Balance
of the Class A Units:                $30,000,000

Initial Notional Amount
of the Class B Units:                $30,000,000

Issue Price of Units:                Class A Units: 100%

                                     Class B Units:  $218,000

Number of Units:                     Class A Units:

                                     1,200,000 (Unit Principal Balance of $25 each)

                                     Class B Units:

                                     Initially, one (1) Unit representing 100% of the Notional Amount of the Class B Units

Minimum Denomination:                Class A Units:

                                     $25 and $25 increments in excess thereof.
                                     The minimum denomination specified in
                                     Section 5.01(a) of the Standard Terms shall not apply to the Class A Units. Each $25 of Unit Principal Balance is a Unit.

                                     Class B Units:

                                     $100,000 and $1,000 increments in excess thereof.

Cut-off Date:                        February 19, 2003

Closing Date:                        February 19, 2003

Specified Currency:                  United States dollars

Business Day:                        New York, New York and Chicago, Illinois

Interest Rate:                       Class A Units:

                                     8.650% per annum on the basis of a 360 day year consisting of twelve 30 day months.

                                     Class B Units:

                                     0.0816% per annum on the basis of a 360 day year consisting of twelve 30 day months.

                                     The right of the Class A Units to accrued interest is pari passu with the right of the Class B Units to accrued interest from accrued interest on the securities.

Interest Reset Period:               Not Applicable

Rating:                              Class A Units and Class B Units:

                                     Baa3 by Moody's, negative outlook

                                     BBB- by S&P

Rating Agencies:                     Moody's and S&P

Scheduled Final Distribution Date:   March 15, 2032. The Units will have the
                                     same final maturity as the Securities.

Prepayment/Redemption:               The Trust Property is subject to redemption
                                     in accordance with the terms of the
                                     Securities and as described in Schedule II and is subject to call in accordance with
                                     Schedule III. Any such call or redemption will cause a redemption of a proportional amount of the Class A Units and a proportional reduction in the Notional
                                     Amount of the Class B Units.

                                     If the call rights under the Swap Agreement are partially exercised or if there is a partial redemption of the Securities, (i) the Trustee will randomly select Class A Units to be redeemed in full from the proceeds of such partial exercise of the Swap Agreement or partial redemption of the Securities and (ii) the Trustee will first redeem, up to a Notional Amount equal to the principal amount of Securities subject to such exercised or terminated call, Class B Units held by any Swap Counterparty who
                                     (a) has exercised its call rights under the Swap Agreement or who will be selected for termination of call rights and (b) notifies the Trustee of its election for preferential redemption of Class B Units held by it, and then by random selection. If sufficient funds are not available to redeem each such redeemed Unit in full, one Unit may be fractionally redeemed as a result of each such partial redemption or exercise.

Additional Distribution:             Class A Units:

                                     If any of the Securities are redeemed by the Security Issuer prior to February 19, 2008, each of the Class A Units being redeemed in connection with such redemption of Securities or related exercise of the call rights under the Swap Agreement shall receive a pro rata distribution from the proceeds of such redemption or exercise in respect of principal, price or premium with respect to the Securities in excess of the corresponding Unit Principal Balance of the Class A Units to be redeemed, up to a maximum of $2.50 per Class A Unit being redeemed.

                                     If the Security Issuer gives notice of a self-tender as to Securities held by the Trust and the Swap Counterparty exercises its call rights under the Swap Agreement in connection with such self-tender prior to February 19, 2008, each redeemed Class A Unitholder shall receive an additional distribution of $1.50 per Class A Unit from the proceeds of such exercise in respect of principal, price or premium with respect to the Securities in excess of the corresponding Unit Principal Balance of the Class A Units to be redeemed.

                                     Class B Units:

                                     If the Securities are redeemed by the
                                     Security Issuer or if the Swap Counterparty exercises its call rights under the Swap Agreement, then the Class B Units designated for a reduction in Notional Amount in connection with such redemption or exercise shall receive an amount up to the Class B Present Value Amount as of the date of such reduction in Notional Amount as an additional distribution from (i) the proceeds of such redemption or exercise remaining after required distributions to the Class A Units and (ii) any Class B Unit Payment Obligation as payable under the Swap Agreement in connection with such exercise.

                                     "Class B Present Value Amount" means, with respect to a date, an amount equal to the present value of the Future Class B Unit Interest for such date in respect of the corresponding portion of Notional Amount of the Class B Units being reduced discounted at a rate of 8.750% per annum on the basis of a 360 day year consisting of twelve 30 day months.

                                     "Future Class B Unit Interest" means with respect to any date of reduction in the Notional Amount of the Class B Units resulting from a redemption of the Securities or exercise of call rights under the Swap Agreement, the interest on the corresponding portion of the Notional Amount of the Class B Units, other than interest paid or accrued through such date, that would accrue at the rate and in the manner specified hereunder and would be payable at the times specified hereunder on such corresponding portion of the Notional Amount of the Class B Units to the Scheduled Final Distribution Date had such reduction of the Notional Amount of the Class B Units not occurred.

Corporate Trust Office:              The definition of "Corporate Trust Office"
                                     in the Standard Terms shall not apply.

                                     The Corporate Trust Office shall be the
                                     Trustee's Asset-Backed Securities Trust
                                     Services Group having an office at 135 S.
                                     LaSalle Street, Suite 1625, Chicago,
                                     Illinois 60603 or such other addresses as the Trustee may designate from time to time by notice to the Unitholders, the Depositor, the Swap Counterparty and the Guarantor.

Swap Agreement:                      The ISDA Master Agreement referred to in
                                     Schedule III and any assignment thereof. In addition, in connection with an additional issuance of Units, any additional Swap
                                     Agreement entered into in connection
                                     therewith.

Swap Counterparty:                   Party A to the Swap Agreement referred to
                                     in Schedule III or any assignee thereof. In addition, in connection with an additional issuance of Units, Party A to any additional Swap Agreement or any assignee thereof.

                                     In the event of a partial redemption or
                                     self-tender for the Securities:

                                     (i) in the case of a partial redemption, to the extent options corresponding to more Securities than are subject to such partial redemption are exercised, a number of options exercised by each Swap Counterparty shall be deemed rescinded (and each Swap Counterparty shall be entitled to exercise such rescinded options in the future) such that (a) the total amount of options exercised corresponds to the number of Securities redeemed and (b) each Swap Counterparty's exercise is reduced proportionately to the number of options such Swap Counterparty initially exercised.

                                     (ii) in the case of a self-tender, the
                                     Trustee shall tender to the Security Issuer an amount of the Securities equal to the total number of options exercised, and shall apply the proceeds of such tender in cash settlement of such options as provided in the Swap Agreement; provided, however, that to the extent any amount of Securities tendered is not accepted by the Security Issuer and paid for in accordance with the terms of the tender, such options relating to the securities so tendered and not accepted shall be deemed rescinded and no settlement thereof shall be deemed to have occurred, with the number of such rescinded options to be allocated among the Swap Counterparties in proportion to the number of options initially exercised (and each Swap Counterparty shall be entitled to exercise such rescinded options in the future).

Swap Termination Payment:            With respect to each $1,000 face amount of
                                     Securities and each corresponding option under the Swap Agreement, an amount equal to the excess (if any) of the sale proceeds or redemption proceeds of the Securities, as applicable, reduced by (x) accrued interest on the Securities, (y) the $1,000 of Unit Principal Balance of the Class A
                                     Units to be redeemed in relation to such sale or redemption and (z) any additional distribution on the Class A Units and the Class B Units to be redeemed in relation to such sale or distribution.

                                     In connection with a partial redemption, such Swap Termination Payment shall be allocated among multiple Swap
                                     Counterparties in proportion to the number of options held by each Swap Counterparty (after giving effect to any exercise of options in connection with such partial redemption as set forth above under "Swap Counterparty").

Guaranty:                            Morgan Stanley (formerly known as Morgan
                                     Stanley Dean Witter & Co., the "Guarantor") shall guarantee the obligations of Morgan
                                     Stanley & Co. International Limited
                                     ("MSIL") for so long as MSIL is Party A to any Swap Agreement with the Trust.

Swap Notional Amount:                The notional amount specified in Schedule
                                     III.

Swap Payment Date:                   Not Applicable

Swap Rate:                           Not Applicable

Additional Swap Agreements:          In connection with an additional issuance
                                     of Units, the Depositor may arrange for the Trust to enter into an additional Swap
                                     Agreement with identical terms to those of the Swap Agreement entered into as of the Closing Date, except that such Swap
                                     Agreement may have a different Swap
                                     Counterparty, number of options, and
                                     premium amount than the Swap Agreement
                                     entered into on the Closing Date. The
                                     Rating Agency Condition must be satisfied prior to the effectiveness of such additional Swap Agreement. Each Swap
                                     Counterparty must consent to any additional issuance.

Distribution Date:                   Each March 15 and September 15, or the next
                                     succeeding Business Day if such day is not a Business Day, commencing March 15, 2003.

                                     If any payment with respect to the
                                     Securities held by the Trust is not
                                     received by the Trustee by 12 noon (New
                                     York City time) on a Distribution Date, the corresponding distribution on the Units will not occur until the next Business Day that the Trust is in receipt of proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed.

Record Date:                         The record date for each Distribution Date
                                     shall be 15 days prior to such Distribution
                                     Date regardless of whether such day is a Business Day.

Form:                                Global Security

Depositary:                          DTC

Trustee Fees and Expenses:           As compensation for and in payment of trust
                                     expenses related to its services hereunder other than Extraordinary Trust Expenses, the Trustee will receive Trustee Fees on each Distribution Date in the amount equal to $2,000. The Trustee Fee shall cease to accrue after termination of the Trust. The
                                     "Trigger Amount" with respect to
                                     Extraordinary Trust Expenses for the Trust is $25,000 and the Maximum Reimbursable
                                     Amount is $100,000. The Trustee Fee will be paid by the Expense Administrator. Expenses will be reimbursed by the Expense
                                     Administrator in accordance with the
                                     Expense Administration Agreement.

Expense Administrator:               The Trustee will act as Expense
                                     Administrator on behalf of the Trust
                                     pursuant to an Expense Administration
                                     Agreement, dated as of the date of the
                                     Trust Agreement (the "Expense
                                     Administration Agreement"), between the
                                     Trustee as Expense Administrator (the
                                     "Expense Administrator") and the Trust.

                                     The Expense Administrator will receive a fee equal to $6,510 payable on each Distribution Date. Amounts in respect of an additional payment obligation of the Swap Counterparty in respect of the Expense Administrator's fee shall also be considered part of the Expense Administrator's fee hereunder and under the Expense Administration Agreement. The Expense Administrator's fee is payable only from available interest receipts received with respect to the Securities after application of such receipts to payment of accrued interest on the Units. The Amounts specified in the paragraph are also referred to as the "Expense Administrator's Fee".

                                     The Expense Administrator will be
                                     responsible for paying the Trustee Fee and reimbursing certain other expenses of the Trust in accordance with the Expense Administration Agreement.

Listing: The Depositor has applied to list the Class A Units on the New York Stock Exchange.

ERISA Restrictions:                  None of the restrictions in the Standard
                                     Terms relating to the Employee Retirement
                                     Income Security Act of 1974, as amended, and related matters shall apply to the Class A Units.

                                     The restrictions shall apply to the Class B
                                     Units and no ERISA Benefit Plan may acquire an interest in the Class B Units.

Alternative ERISA Restrictions:      Not Applicable

Deemed Representations:              Not Applicable

QIB Restriction:                     Not applicable to the Class A Units.
                                     Applicable to the Class B Units.

Trust Wind-Up Event:                 The Trust Wind-Up Events specified in
                                     Sections 9.01(a), 9.01(c), 9.01(d), 9.01(f)
                                     and 9.01(h) shall not apply. The Trust Wind
                                     Events specified in Sections 9.01(b)
                                     (Security Default), 9.01(e) (Early
                                     Termination Date designated due to
                                     "illegality" or "tax event" under the Swap
                                     Agreement), 9.01(g) (Disqualified
                                     Securities), 9.01(i) (Excess Expense Event) shall apply. Pursuant to Section 9.01(j), the following events also shall constitute
                                     Trust Wind-Up Events: (i) redemption by the
                                     Security Issuer of all Securities held by the Trust and (ii) exercise of the call rights under the Swap Agreement as to all Securities held by the Trust.

                                     If (i) cash settlement applies under the Swap Agreement, (ii) a Trust Wind-Up Event has occurred in connection with the exercise of any Option under the Swap Agreement and (iii) the Selling Agent cannot obtain a bid for the Securities in excess of the amount specified in the Swap Agreement, then the Securities will not be sold, the Swap Counterparty's exercise of the call option will be rescinded (and the Swap Counterparty shall be entitled to exercise such options in the future) and any related Trust Wind-Up Event will be deemed not to have occurred.

Termination:                         If a Trust Wind-Up Event occurs, any
                                     Securities held by the Trust will be
                                     liquidated (by delivery to the Security
                                     Issuer in the event of a redemption,
                                     pursuant to the terms of the Swap Agreement in the event of an exercise of options under the Swap Agreement or otherwise by sale thereof).

                                     If the related Trust Wind-Up Event occurs due to a redemption of the Securities by the Security Issuer or an exercise of the call rights under the Swap Agreement as to all Securities held by the Trust, (i) amounts received as accrued interest on the Securities will be applied pro rata as to amounts treated as accrued interest outstanding on the Class A Units and the Class B Units, (ii) amounts received as principal or par on the Securities will be applied to the Unit Principal Balance of the Class A Units up to 100% of the Unit Principal Balance of each Class A Unit and
                                     (iii) any additional amounts received in respect of principal, price or premium will be applied to the Class A Units as an additional distribution, but only up to the amount specified under "Additional Distribution" in this Trust Agreement. Remaining accrued interest will be applied to the Expense Administrator's fee. Amounts in respect of an additional payment obligation of the Swap Counterparty in respect of the Expense Administrator's Fee will be paid to the Expense Administrator. Remaining amounts will be allocated to any applicable additional distribution on the Class B Units and then to the Swap Termination Payment.

                                     If the Trust is terminated for any other reason, the proceeds of liquidation will be applied to redeem the Class A Units and the Class B Units. The Class A Units will have a claim on the proceeds of the liquidation equal to their aggregate Unit Principal Balance plus accrued interest. The Class B Units will have a claim on the proceeds of liquidation equal to accrued interest plus the Class B Present Value Amount, in each case as of such date of termination. If the proceeds of the liquidation are less than the combined claim amounts of the Class A Units and the Class B Units, the proceeds will be distributed in proportion to the claim amounts of the Class A Units and the Class B Units in full satisfaction of the claims of the Units. If the proceeds of liquidation exceed aggregate Unit Principal Balance of the Class A and B Units and the accrued interest on the Securities, the excess will be paid to the Swap Counterparty as a Swap Termination Payment under the Swap Agreement, other than amounts payable to the Expense Administrator in respect of the Expense Administrator's Fee.

Self-Tenders by Security Issuer:     The Trust will not participate in any
                                     self-tender by the Security Issuer for the Securities and the Trustee will not accept any instructions to the contrary from the Unitholders. However, the Swap Counterparty may exercise its call rights in connection with any self-tender in accordance with the Swap Agreement.

Depositor Optional Exchange:         Depositor Optional Exchange applies to this
                                     Series of Units.

                                     The Depositor may exchange Units for a pro rata portion of the Trust Property subject only to the following conditions: (i) the exchange is made with respect to a minimum Unit Principal Balance of $250,000 and in $25 integral multiples in excess thereof;
                                     (ii) such exchange is to be effected on any Distribution Date or any date that is 90 days before or after a Distribution Date (or the succeeding Business Day if such date is not a Business Day) with 45 days notice; (iii) each Swap Counterparty consents to the exchange and (iv) the Expense Administrator consents to the exchange.

Terms of Retained Interest:          Notwithstanding any other provision herein
                                     or in the Standard Terms, the Depositor
                                     retains the right to receive any and all interest that accrues on the Securities prior to the Closing Date. The Depositor will receive such accrued interest on the first Distribution Date (or redemption date if earlier) for the Units and such amount shall be paid from the interest payment made with respect to the Securities on the first Distribution Date.

                                     The amount of the Retained Interest is
                                     $1,117,347.

                                     If a Security Default occurs on or prior to the first Distribution Date and the Depositor does not receive such Retained Interest amount in connection with such Distribution Date, the Depositor will have a claim for such Retained Interest, and will share pro rata with holders of the Units to the extent of such claim in the proceeds from the recovery on the Securities.

Call Option Terms:                   Not Applicable.

Security Default:                    The definition of Security Default in the
                                     Standard Terms shall not apply. A "Security
                                     Default" shall mean one of the following events: (i) the acceleration of the outstanding Securities under the terms of the Securities and/or the applicable
                                     Security Agreement and failure to pay the accelerated amount on the acceleration date; (ii) the failure of the Security
                                     Issuer (or the Security Guarantor) to pay an installment of principal of, or any amount of interest due on, the Securities after the due date thereof and after the expiration of any applicable grace period;
                                     (iii) the initiation by the Security Issuer or Security Guarantor of any proceedings seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor's rights; or (iv) if not otherwise addressed in (iii), the passage of thirty (30) calendar days since the day upon which any person or entity initiates any proceedings against the
                                     Security Issuer or Security Guarantor
                                     seeking a judgment of insolvency or
                                     bankruptcy or seeking relief under
                                     bankruptcy or insolvency laws or similar laws affecting creditor's rights and such proceeding has not been dismissed prior to such thirtieth day.

Sale of Securities:                  If the Trust must sell the Securities it
                                     holds, the Trust will sell the Securities through the Selling Agent in accordance with Section 9.03(b) and the following terms. The Selling Agent must solicit at least three bids for all of the Securities held by the Trust. The Selling Agent must solicit at least three of such bids from registered broker-dealers of national reputation, but additional bids may be solicited from one or more financial institutions or other counterparties with credit worthiness acceptable to the Selling
                                     Agent in its discretion. The Selling Agent will, on behalf of the Trust, sell the Securities at the highest bid price received. None of the Selling Agent, its affiliates or its agents, may bid for the Securities. If the Swap Counterparty is not an affiliate of the Selling Agent, the Selling Agent will extend a right of first refusal to each Swap Counterparty to purchase the Securities at the highest bid received by the Selling Agent.

                                     If each Swap Counterparty exercises such right of first refusal, Securities will be sold to each Swap Counterparty in proportion to the number of options held by such Swap Counterparty; provided, that if only one Swap Counterparty exercises such right of first refusal, such Swap Counterparty shall be entitled to purchase all of the Securities to be sold by the Selling Agent.

                                     If cash settlement applies and if the Swap
                                     Counterparty exercises any of its call
                                     rights other than in connection with a
                                     redemption of or a self-tender for the
                                     Securities by the Security Issuer (or
                                     extent thereof in the event of an exercise of call rights in excess of the amount to be redeemed), a number of Securities corresponding to the number of call rights exercised by the Swap Counterparty will be sold by the Selling Agent on behalf of the Trust. If the Selling Agent cannot obtain a bid for the Securities in excess of the amount specified in the Swap Agreement, then the Securities will not be sold, the Swap Counterparty's exercise will be rescinded (and the Swap Counterparty shall be entitled to exercise such call rights in the future) and any related Trust Wind-Up Event will be deemed not to have occurred.

Additional Issuance of Units:        Upon no less than 5 days' notice to the
                                     Trustee, the Depositor may deposit
                                     additional Securities at any time in
                                     exchange for additional Units in a minimum aggregate amount of $250,000 (with respect to the Class A Units issued ) and, if in excess of such amount, in a $25 integral multiple in excess thereof (with respect to the Class A Units issued). The principal amount of Securities deposited must be in the same ratio to the Unit Principal
                                     Balance (and Notional Amount with respect to the Class B Units) of the Units received for such deposit as the ratio of the aggregate principal amount of the
                                     Securities deposited on the Closing Date to the aggregate Unit Principal Balance (and aggregate Notional Amount with respect to the Class B Units) on the Closing Date. The
                                     Depositor must either arrange for the Swap
                                     Counterparty and the Trust to increase
                                     proportionally the notional amount under the Swap Agreement or arrange for an additional Swap Agreement, with a notional amount equal to the principal amount of the additional Securities deposited, to be entered into between the Trust and an additional Swap Counterparty (or a combination of an additional Swap Agreement and a notional balance increase of the existing Swap Agreement(s), with the combined effect of such proportional increase in the notional amount of the Swap
                                     Agreements). The Depositor must also
                                     arrange the issuance of Class B Units with a Notional Amount equal to the Unit
                                     Principal Balance of the Class A Units
                                     being issued in connection with an
                                     additional issuance. Any accrued interest will be reflected in the price of the additional Units and the Securities. The
                                     Rating Agency Condition must be satisfied in connection with any such additional issuance. Each Swap Counterparty must consent to any additional issuance.

Selling Agent:                       Morgan Stanley & Co. Incorporated.
                                     Notwithstanding any provision of the
                                     Standard Terms to the contrary, any sale of the Securities shall be conducted by and through the Selling Agent and not the Trustee.

Rating Agency Condition:             The definition of Rating Agencies Condition
                                     in the Standard Terms shall not apply.

                                     "Rating Agency Condition": With respect to any specified action or determination, means receipt of (i) oral or written confirmation by Moody's (for so long as the Units are outstanding and rated by Moody's) and (ii) written confirmation by S&P (for so long as the Units are outstanding and rated by S&P), that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the Units; provided, however, that if the Rating Agency Condition specified herein is to be satisfied only with respect to Moody's or S&P, only clause (i) or clause (ii) shall be applicable. Such satisfaction may relate either to a specified transaction or may be a confirmation with respect to any future transactions which comply with generally applicable conditions published by the applicable rating agency.

Eligible Account:                    The definition of "Eligible Account" in the
                                     Standard Terms shall not apply.

                                     "Eligible Account": A non-interest bearing account, held in the United States, in the name of the Trustee for the benefit of the Trust that is either (i) a segregated account or segregated accounts maintained with a Federal or State chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term and long-term unsecured debt obligations of such holding company) are rated P-1 and Aa2 by Moody's, A-1+ and AA by S&P, and, if rated by Fitch, F1 and AA by Fitch at the time any amounts are held on deposit therein including when such amounts are initially deposited and all times subsequent or (ii) a segregated trust account or segregated accounts maintained as a segregated account or as segregated accounts and held by the Trustee in its Corporate Trust Office in trust for the benefit of the Unitholders.

Permitted Investments:               The following shall be a Permitted
                                     Investment in addition to the investments specified in the Standard Terms:

                                     Units of the Dreyfus Cash Management Fund
                                     Investor Shares or any other money market funds which are rated in the highest applicable rating category by each Rating Agency (or such lower rating if the Rating Agency Condition is satisfied).

Amendment of Trust Agreement:        Section 12.01(a) of the Standard Terms
                                     shall be replaced with the following:

                                     (a) The Trust Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Unitholders, upon delivery by the Depositor of an Opinion of Counsel acceptable to the Trustee to the effect that such amendment will not materially and adversely affect the interests of any holder of a Class of Units that is not voting with respect to such amendment pursuant to Section 12.01(b), for any of the following purposes: (i) to cure any ambiguity or defect or to correct or supplement any provision in the Trust Agreement which may be defective or inconsistent with any other provision in the Trust Agreement; (ii) to provide for any other terms or modify any other terms with respect to matters or questions arising under the Trust Agreement; (iii) to amend the definitions of Trigger Amount and Maximum Reimbursable Amount so as to increase, but not decrease, the respective amounts contained in such definitions or to otherwise amend or waive the terms of Section 10.05(b) in any manner which shall not adversely affect the Unitholders in any material respect; (iv) to amend or correct or to cure any defect with respect to the Trustee Fee or Expense Administrator's fee; (v) to evidence and provide for the acceptance of appointment under the Trust Agreement by a successor Trustee; or (vi) to add or change any of the terms of the Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust, including any amendment necessary to ensure the classification of the Trust as a grantor trust for United States federal income tax purposes; provided, however, that in the case of any amendment pursuant to any of clauses (i) through (vi) above, the Rating Agency Condition shall be satisfied with respect to such amendment. If more than one Class of Units has been issued under the Trust Agreement, the provisions of this
                                     Section 12.01(a) shall apply to each Class of Units that is not materially and adversely affected by such amendment.

                                     Section 12.01(c) shall be re-designated
                                     Section 12.01(d).

                                     Section 12.01(b) shall be re-designated
                                     Section 12.01(c).

                                     The following shall constitute Section
                                     12.01(b):

                                     (b) The Trust Agreement may be amended from time to time by the Depositor and the Trustee with the consent of a 100% of the outstanding Unit Principal Balance of each Class of Units materially and adversely affected thereby. The Rating Agency Condition shall be satisfied with respect to such amendment unless Units representing 100% of the Unit Principal Balance of all affected Units vote in favor of such amendment with notice that the Rating Agency Condition will not be satisfied.

                                     The following shall constitute Section
                                     12.01(e):

                                     (e) For purposes of this Section 12.01,
                                     Schedule III to any Trust Agreement and any Swap Agreements entered into in connection with any related Trust shall not be considered part of the Trust Agreement.
                                     Section 7.02 shall govern action taken
                                     under the Trust Agreement with respect to any amendments to such Swap Agreements.

Securities Intermediary:             LaSalle Bank National Association acting in
                                     the capacity of securities intermediary.

Additional Representations
Of Trustee and Securities
Intermediary:                        The Unit Account is a "securities account"
                                     within the meaning of Section 8-501 of the UCC and is held only in the name of the Trust. The Securities Intermediary is acting with respect to the Unit Account in the capacity of a "securities intermediary" within the meaning of Section 8-102(a)(l4) of the UCC.

                                     All Securities have been (i) delivered to the Securities Intermediary pursuant to the Trust Agreements; (ii) credited to the Unit Account; and (iii) registered in the name of the Securities Intermediary or its nominee, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary. In no case will any Securities or other financial asset credited to a Unit Account be registered in the name of the Depositor, payable to the order of the Depositor or specially indorsed to the Depositor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

                                     The Unit Account is an account to which
                                     financial assets are or may be credited, and the Securities Intermediary shall treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the account.

                                     The Securities Intermediary hereby agrees that the Securities credited to the Unit Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

                                     If at any time the Securities Intermediary shall receive any order from the Trustee directing the transfer or redemption of any Securities on deposit in any Unit Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Depositor or any other Person. The Securities Intermediary shall take all instructions (including without limitation all notifications and entitlement orders) with respect to each Unit Account solely from the Trustee.

                                     The Securities Intermediary hereby confirms and agrees that:

                                     (a) There are no other agreements entered into between the Securities Intermediary and the Depositor with respect to any Unit Account;

                                     (b) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to any Unit Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other Person; and

                                     (c) It has not entered into, and until the termination of the Trust Agreements will not enter into, any agreement with the Depositor or the Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth above

                                     The Trustee hereby represents and warrants as follows:

                                     (a) The Trustee maintains its books and
                                     records with respect to its securities
                                     accounts in the State of Illinois; and

                                     (b) The Trustee has not granted any lien on the Securities nor are the Securities subject to any lien on properties of the Trustee in its individual capacity; the Trustee has no actual knowledge and has not received actual notice of any lien on the Securities (other than any liens of the Trustee in favor of the beneficiaries of the Trust Agreements); other than the interests of the Unitholders and the potential interests of the Call Option holders, the books and records of the Trustee do not identify any Person as having an interest in the Securities.

                                     The Trustee makes no representation as to
                                     (i) the validity, legality, sufficiency or enforceability of any of the Securities or
                                     (ii) the collectability, insurability,
                                     effectiveness or suitability of any of the Securities.

Additional Depositor
Representations:                     The Depositor hereby represents and
                                     warrants to the Trustee as follows (with respect to the Closing Date and any additional issuance):

                                     (a) Immediately prior to the transfer of the Securities to the applicable Trust, the Depositor owned and had good and marketable title to the Securities free and clear of any lien, claim or encumbrance of any Person.

                                     (b) The Depositor has received all consents and approvals required by the terms of the Securities to the transfer to the Trustee of its interest and rights in the Securities as contemplated by the Trust Agreements.

                                     (c) The Depositor has not assigned,
                                     pledged, sold, granted a security interest in or otherwise conveyed any interest in the Securities (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released), except such interests granted pursuant to the Trust Agreements. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that includes a description of the Securities, other than any such filings pursuant to the Trust Agreements. The Depositor is not aware of any judgment or tax lien filings against Depositor.

Other Terms:                         The Trust shall not merge or consolidate
                                     with any other trust, entity or person and the Trust shall not acquire the assets of, or an interest in, any other trust, entity or person except as specifically contemplated herein.

                                     The Trustee shall provide to the
                                     Unitholders and the Swap Counterparties
                                     copies of any notices it receives with
                                     respect to a redemption of or self-tender offer for the Securities or an exercise of the call rights under the Swap Agreement and any other notices with respect to the Securities. The Trustee shall provide to the Swap Counterparty any notice from the Securities Issuer regarding an early redemption of or self-tender offer for the Securities within two (2) Business Days of receipt of such notice.

                                     The reference to "B2" in the definition of Certificate in the Standard Terms shall be replaced with "Exhibit B2".

                                     The reference to "Section 10.02(ix)" in the definition of Available Funds in the Standard Terms shall be replaced with "Section 10.02(a)(ix)".

                                     The reference to "Section 3.04" in the
                                     definition of Unit Account in the Standard
                                     Terms shall be replaced with "Section
                                     3.05".

                                     The transfer by the Depositor to the
                                     Trustee specified in Section 2.01(a) of the Standard Terms shall be in trust.

                                     Section 2.06 of the Standard Terms shall be incorporated herein by inserting "cash in an amount equal to the premium under the Swap Agreement and" after the phrase "constituting the Trust Property," therein.

                                     The reference to "calendar day" in the last sentence of Section 3.06 of the Standard Terms shall be replaced with "Business Day".

                                     Section 4.02(d) of the Standard Terms shall be incorporated herein by striking "and the Trustee on behalf of the Unitholders" from the first sentence of the second paragraph thereof.

                                     Section 5.03(c) of the Standard Terms shall be incorporated herein by striking "(if so required by the Trustee or the Unit Registrar)" from the first sentence thereof.

                                     Section 7.01(c)(i) of the Standard Terms shall be incorporated herein by replacing the first word thereof ("after") with "alter".

                                     Section 7.01(c) of the Standard Terms shall be incorporated herein by inserting "(i)" between "Securities" and "would" in the clause that begins "and provided, further," and adding at the end of the same sentence "and (ii) will not alter the classification of the Trust for Federal income tax purposes."

                                     Section 7.02 of the Standard Terms shall be incorporated herein by striking "(i) the Trustee determines that such amendment will not adversely affect the interests of the Unitholders and (ii)" from the first sentence thereof, inserting "on which it may conclusively rely" after "Opinion of Counsel" in such sentence, and striking "clause (ii)" from the second sentence of such Section.

                                     For the avoidance of doubt, Section 9.03(c) of the Standard Terms shall not be incorporated herein. For the avoidance of doubt, the Securities may not be distributed to Unitholders under any circumstances, other than to the Depositor exercising exchangeable series rights.

                                     Section 9.03(i) of the Standard Terms shall be incorporated herein by striking "or oral" after the phrase "at any time by" in the third sentence thereof.

                                     Clause (ix) of Section 10.02(a) shall not apply.

                                     Section 10.02(a)(x) of the Standard Terms shall be replaced with the following:

                                     (x) the Trustee shall have the power to
                                     sell the Securities and other Trust
                                     Property, in accordance with Article IX and XI, through the Selling Agent or, if the Selling Agent shall have resigned or declined to sell some or all of the Securities, any broker selected by the Trustee (at the direction of the Depositor) with reasonable care, in an amount sufficient to pay any amount due to the Swap Counterparty under the Swap Agreement (including Termination Payments) or reimbursable to itself in respect of unpaid Extraordinary Trust Expenses and to use the proceeds thereof to make such payments after the distribution of funds or Trust Property to Unitholders. Any such broker shall be instructed by the Trustee to sell such Trust Property in a reasonable manner designed to maximize the sale proceeds.

                                     Section 10.05(b) of the Standard Terms
                                     shall be incorporated herein by replacing
                                     ", pursuant to the first sentence of this paragraph" with "the Trustee shall be indemnified by the Trust, however," in the last sentence thereof.

                                     Section 10.06(a) of the Standard Terms
                                     shall be incorporated herein by inserting
                                     "or association" after the word
                                     "corporation" in the second sentence
                                     thereof.

                                     Section 10.07(a) of the Standard Terms
                                     shall be incorporated herein by replacing
                                     "notice or resignation" with "notice of
                                     resignation" in the second sentence thereof and striking the last two sentences thereof.

                                     Section 10.10(b) of the Standard Terms
                                     shall be incorporated herein by inserting
                                     "The Trustee shall not be liable for the acts or omissions of any co-trustee." after the last sentence thereof.

                                     Section 10.14 of the Standard Terms shall be replaced with the following:

                                     SECTION 10.14. Non-Petition. Prior to the date that is one year and one day after all distributions in respect of the Units have been made, none of the Trustee, the Trust or the Depositor shall take any action, institute any proceeding, join in any action or proceeding or otherwise cause any action or proceeding against any of the others under the United States Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to any of them, now or hereafter in effect, or which would be reasonably likely to cause any of the others to be subject to, or seek the protection of, any such Insolvency Law.

                                     Section 12.01(a) of the Standard Terms
                                     shall be incorporated herein by replacing
                                     "(v)" with "(vi)" in the last proviso
                                     thereof.

                                     Section 12.01(c) of the Standard Terms
                                     shall be incorporated herein by inserting
                                     ", provided at the expense of the party
                                     requesting such amendment," after "Opinion of Counsel".

                                     Section 12.05 of the Standard Terms shall be incorporated herein by striking "the Trustee and" in the last sentence of the second paragraph thereof.

                                     The reference to "its President, its
                                     Treasurer, or one of its Vice Presidents, Assistant Vice Presidents or Trust Officers" in the first sentence of Section 5.02(a) of the Standard Terms shall be replaced with "a Responsible Officer".

                                     The reference to "the proper officers" in the second sentence of Section 5.02(a) of the Standard Terms shall be replaced with "a Responsible Officer".

                                     The reference to "one of its authorized
                                     signatories" in the first sentence of
                                     Section 5.02(d) of the Standard Terms shall be replaced with "a Responsible Officer".

                                     The reference to the "Trust" in the first sentence of Section 5.08(b) of the Standard Terms shall be replaced with the "Trustee".

                                     References to D&P in the Standard Terms
                                     shall be incorporated as references to
                                     Fitch Inc. ("Fitch").

                                   Schedule II
                            (Terms of Trust Property)

Securities:                          Sprint Capital Corporation 8.750%
                                     debentures due March 15, 2032

Security Issuer:                     Sprint Capital Corporation

                                     For so long as the Security Issuer
                                     qualifies as a "finance subsidiary" under Rule 3-10(b)(7) under Regulation S-X, the Security Issuer will be treated as an Eligible Issuer if (i) it is an Eligible Issuer or (ii) it is a wholly owned subsidiary (direct or indirect) of an Eligible Issuer who fully and unconditionally guarantees the Securities. If the Security Issuer ceases at any time to qualify as a finance subsidiary, the Security Issuer will be treated as an Eligible Issuer only if (i) it is an Eligible Issuer, or (ii) (A) it is a wholly owned subsidiary (direct or indirect) of an Eligible Issuer who fully and unconditionally guarantees the Securities and (B) the Security Guarantor provides the information required by Rule 3-10(c) under Regulation S-X.

Security Guarantor:                  Sprint Corporation

                                     The Securities are guaranteed by the
                                     Security Guarantor under the Security
                                     Agreement.

Principal Amount:                    $30,000,000

Security Rate:                       8.750%

Credit Ratings:                      Baa3 by Moody's, negative outlook

                                     BBB- by S&P

                                     Moody's has indicated that it has a
                                     negative outlook for the rating of the
                                     Security Issuer. A negative outlook means that Moody's has indicated that its rating of the Security Issuer may be lowered over the intermediate to longer term.

Listing:                             None

Security Agreement:                  An indenture dated as of October 1, 1998
                                     between the Security Issuer and the
                                     Security Trustee as supplemented and
                                     amended from time to time.

Form:                                Global

Currency of
Denomination:                        United States dollars

Acquisition Price by Trust:          $29,348,000

Security Payment Date:               Each March 15 and September 15

Original Issue Date:                 The Securities were originally issued in a
                                     private placement transaction on or about
                                     March 14, 2002, in a principal amount of $2,000,000,000. The Security Issuer offered to exchange the entire $2,000,000,000 of Securities in an exchange offer for publicly registered securities that closed on or about June 11, 2002.

Maturity Date:                       March 15, 2032

Sinking Fund Terms:                  Not Applicable

Redemption Terms:                    The Securities are redeemable at any time,
                                     subject to a make-whole payment, if any, calculated at the time of redemption.

CUSIP No.:/ISIN No.                  852060AT9

Security Trustee:                    Bank One, N.A.

Available Information Regarding the
Security Issuer (if other than U.S.
Treasury obligations):               The Security Guarantor is subject to the
                                     informational requirements of the
                                     Securities Exchange Act of 1934, as
                                     amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the
                                     "Commission"). Such reports and other
                                     information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street,
                                     N.W., Washington, D.C. 20549 and at the
                                     following Regional Offices of the
                                     Commission: Woolworth Building, 233
                                     Broadway, New York, New York 10279, and
                                     Northwest Atrium Center, 500 West Madison
                                     Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington,
                                     District of Columbia 20549 at prescribed rates.

                                  Schedule III
                              (Call Option Confirm)

                                                                  MORGAN STANLEY


--------------------------------------------------------------------------------
Date:   February 19, 2003

To:     SATURNS Trust No. 2003-2         From:      Morgan Stanley & Co.
                                                    International Limited

Attn:   Asset-Backed Securities Group    Contact:   Chris Boas
        SATURNS Trust No. 2003-2

Fax:    312-904-2084                     Fax:       212-761-0406

Tel:    312-904-9387                     Tel:       212-761-1395
--------------------------------------------------------------------------------

Re: Bond Option Transaction. MS Reference Number SQ249

         The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between you and Morgan Stanley & Co. International Limited ("MSIL"), with Morgan Stanley & Co. Incorporated ("MS&Co."), as agent, on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement below.

         The definitions and provisions contained in the 1997 ISDA Government Bond Option Definitions as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation and this transaction shall be deemed a "Government Bond Option Transaction" for purposes of such definitions. In the event of any inconsistency between those definitions and this Confirmation, this Confirmation will govern.

         1. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of the date hereof, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

         2. The terms of the particular Transaction to which this Confirmation relates are as follows:

I. General Terms

Trade Date:                         February 19, 2003

Option Style:                       American

Option Type:                        Call

Buyer:                              MSIL ("Party A")

Seller:                             SATURNS Trust No. 2003-2 ("Party B")

Bonds:                              The obligation identified as follows:
                                    Bond Issuer:     Sprint Capital Corporation
                                    Issue:           8.750% debentures due 2032
                                    CUSIP:           852060AT9
                                    Coupon:          8.750%
                                    Maturity Date:   March 15, 2032
                                    Face Amount
                                     Purchased:      USD 30,000,000


Premium:                            USD $75,000

Premium Payment Date:               February 19, 2003

Number of Options:                  30,000

Option Entitlement:                 USD 1,000 of face amount of the Bonds per
                                    Option.

Strike Price:                       (i) For any Exercise Date prior to February
                                    19, 2008, the redemption price of the Bonds including any make-whole amount (expressed as a percentage) subject to a maximum of 110%, in the case of an exercise related to a redemption, or 106%, in the case of an exercise related to a self-tender by the Bond Issuer for Bonds held by the Trust, in each case of the corresponding portion of the face amount of the Bonds but exclusive of accrued interest on the Bonds or (ii) for any Exercise Date on or after February 19, 2008, 100% of the face amount of the Bonds exclusive of accrued interest.

Calculation Agent:                  Party A

II. Exercise Terms

Automatic Exercise:                 Inapplicable

Exercise Period:                    Any Business Day from, and including, 9:00
                                    a.m. (New York time) on February 19, 2008, to, and including, the Expiration Time on the Expiration Date; provided, however, the Exercise Period shall also include any Business Day prior to February 19, 2008, if notice of redemption or self-tender has been delivered by the Bond Issuer as to Bonds held by the Trust.

Exercise Date:                      For each Option exercised, the day during
                                    the Exercise Period on which that Option is exercised.

Rescission of Exercise:             Party A may rescind its notice of exercise
                                    at any time prior to the Settlement Date by providing notice of rescission to Party B.

                                    If Cash Settlement applies and if Party B cannot obtain a bid for the Bonds held by it in excess of the Strike Price together with accrued interest on the Bonds, then Party A's notice of exercise shall be rescinded; provided that this provision shall not apply in connection with a redemption. If Cash Settlement applies and Party A exercises its Options in connection with a self-tender for settlement prior to February 19, 2008, Party A's notice of exercise shall be automatically rescinded if the price offered by the Bond Issuer does not exceed the Strike Price together with accrued interest on the Bonds.

                                    Upon any rescission of exercise (whether pursuant to the foregoing sentence or otherwise) the Options for which notice of exercise was given and for which exercise was rescinded shall continue in full force and effect without regard to such provision of notice.

                                    Any Options exercised under this Transaction may be deemed rescinded to the extent so provided under Schedule I to the Trust Agreement.

Multiple Exercise:                  Applicable

Minimum Number of Options:          1

Written Confirmation of Exercise:   Applicable. Buyer shall give exercise notice
                                    which may be given orally (including by
                                    telephone) during the Exercise Period but no later than the Notification Date. Buyer will execute and deliver a written exercise notice confirming the substance of such oral notice, however, failure to provide such written notice will not affect the validity of the oral notice.

Limitation on Rights of MSIL:       Buyer may, by written notice thereof to
                                    Seller, delegate its rights to provide a notice of exercise hereunder to a third party (the "Third Party"). Any such delegation will be irrevocable by Buyer without the written consent of the Third
                                    Party. Any such Third Party will have the same rights and obligations regarding providing notice of exercise hereunder as the Buyer had prior to such delegation.
                                    While any such delegation is effective,
                                    Seller will only recognize a notice of
                                    exercise that is provided by the Third
                                    Party.

Notification Date:                  The Swap Counterparty may give notice of its
                                    intention to exercise the call rights under the Swap Agreement on not less than 15 or more than 60-calendar days' notice. The Swap
                                    Counterparty may give notice of its
                                    intention to exercise its call rights under the Swap Agreement with respect to Bonds held by the Trust as to which the Bond
                                    Issuer has given notice of its intention to redeem or notice of a self-tender with two business days notice prior to the settlement of exercise but no later than 4:00 p.m. New
                                    York time on the second Business Day
                                    immediately preceding the scheduled
                                    settlement of the redemption or self-tender.

Limited Right to Confirm Exercise:  Inapplicable

Expiration Date:                    March 15, 2029

Expiration Time:                    4:00 p.m. New York time

Business Days:                      New York and Chicago

III. Settlements:

Settlement:                         Cash Settlement if MSIL is Party A or if the
                                    Options are exercised in connection with a redemption or self-tender; otherwise
                                    Physical Settlement. Party A will notify
                                    Party B separately regarding the clearance system details for Physical Settlement.

Spot Price (Cash Settlement Only):  The cash proceeds received by Party B in connection with sale of the Bonds by Party
                                    B, excluding any amounts in respect of
                                    accrued interest. In the event of a
                                    redemption or self-tender by the Bond
                                    Issuer, the redemption price or self tender price, as applicable, paid by the Bond Issuer, excluding accrued interest.

Cash Settlement Amount (Cash        The Cash Settlement Amount shall be adjusted
Settlement Only):                   to reflect the Additional Payment Obligation
                                    of Party A.

Bond  Payment (Physical             The Bond Payment shall also include the
Settlement Only):                   Additional Payment Obligation of Party A.

Deposit  of  Bond  Payment          Party A must deposit the Bond Payment with
(Physical Settlement Only):         the Trustee on the Business Day prior to the
                                    Exercise Date. The Bonds are to be delivered
                                    "free" to Party A.


Additional Payment Obligation       To the Expense  Administrator (the "Expense
of Party A:                         Administrator Payment Obligation"):

                                    If the Bond Issuer has not given notice of redemption in connection with the exercise of Options hereunder and if any such exercise is an exercise of less than all Options remaining unexercised hereunder, Party A shall pay to the Expense Administrator an amount equal to the present value of a stream of payments equal to $6,510 payable on each payment date for the Bonds until the maturity of the Bonds discounted at a rate of 5% per annum on the basis of a 360 day year consisting of twelve 30 day months from the date of such exercise until the Scheduled Final Distribution Date (as defined in the Trust Agreement), assuming for this purpose that the Trust (as defined in the Trust Agreement) is not terminated prior to the Scheduled Final Distribution Date, multiplied by the Option Entitlement multiplied by the number of Options exercised and divided by $30,000,000.

                                    To Party B for Payment on the Class B Units
                                    (the "Class B Unit Payment Obligation"):

                                    Upon any exercise hereunder, Party A shall pay to Party B, for distribution with respect to the Class B Units outstanding under the Trust Agreement, the Class B Present Value Amount (as defined in the Trust Agreement).

Settlement Date:                    For Cash Settlement, as applicable, the
                                    Business Day of settlement of the sale of the Bonds by Party B or the Business Day of settlement of a redemption of Bonds by the Bond Issuer. For Physical Settlement, the
                                    Exercise Date.


         3. Additional Definitions.

         "Expense Administrator" means LaSalle Bank National Association acting pursuant to the "Expense Administration Agreement".

         "Trust Agreement" means the trust agreement dated as of the date hereof between the MS Structured Asset Corp. and LaSalle Bank National Association.

         4. Representations. Morgan Stanley & Co. Incorporated is acting as agent for both parties but does not guarantee the performance of Party A.

         5. Additional Termination Event. As set forth in the Agreement, a Trust Wind-Up Event will result in an Additional Termination Event under the Agreement with respect to which Party B shall be the Affected Party and this Transaction shall be an Affected Transaction. A redemption by the Bond Issuer of a portion of the Bonds held by Party B will result in a partial Additional Termination Event to the extent of the Bonds being so redeemed (or, to the extent there are multiple Swap Counterparties, to such portion of the Bonds being redeemed allocable to the options held by Party A) if Party A does not exercise Options hereunder corresponding to such Bonds.

         6. Swap Termination Payments. In the event an Early Termination Date is designated with respect to which this Transaction is an Affected Transaction, there shall be payable to Party A as a termination payment for each option so terminated in lieu of the termination payment determined in accordance with
Section 6(e) of the Agreement, the amount specified as the Swap Termination Payment in the Trust Agreement.

         7. Assignment. The rights under this Confirmation and the Agreement may be assigned at any time and from time to time in whole or in part; provided that the Rating Agency Condition (as defined in the Trust Agreement) is satisfied with respect to such assignment and any transfer. The transferee in any such assignment or transfer must be a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933, as amended.

         8. Account Details.

Payments to Party A:            Citibank, N.A., New York
                                SWIFT BIC Code: CITIUS33
                                ABA No.  021 000 089
                                FAO: Morgan Stanley & Co. International Limited
                                Account No. 3042-1519

Operations Contact:             Barbara Kent
                                Tel  212-537-1449
                                Fax  212-537-1868

Payments to Party B:            LaSalle Bank, Chicago, Illinois
                                ABA No. 071 000 505
                                Reference:  SATURNS 2003-2
                                Unit Account / AC-2090067/
                                Account No.: 67-9163-709

Operations Contact:             Andy Streepey
                                Tel:  312-904-9387
                                Fax: 312-904-2084

                                                                  MORGAN STANLEY


         Please confirm that the foregoing correctly sets forth the terms of our agreement MS Reference Number SQ249 by executing this Confirmation and returning it to us.

Best Regards,

MORGAN STANLEY & CO. INTERNATIONAL LIMITED


BY: /s/ Chris Boas
    -----------------------
    Name:  Chris Boas
    Title: Attorney in fact

Acknowledged and agreed as of the date first written above:

SATURNS TRUST NO. 2003-2
BY:  LaSalle Bank National Association,
      solely as Trustee and not in its individual capacity.


BY: /s/ Ann M. Kelly
    -----------------------
    Name:  Ann M. Kelly
    Title: Assistant Vice President


MORGAN STANLEY & CO. INCORPORATED hereby agrees to and acknowledges its role as agent for both parties in accordance with the Schedule to the Agreement.


BY: /s/ John Kehoe
    -----------------------
    Name:  John Kehoe
    Title: Attorney in fact